UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2017

PETROSHARE CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-37943 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

9635 Maroon Circle, Suite 400

Englewood, Colorado 80112

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2017, PetroShare Corp. (the “Company”) entered into an executive employment agreement (the “Agreement”) with its Chief Financial Officer, Paul D. Maniscalco. Previously, Mr. Maniscalco served on an hourly basis pursuant to an oral agreement with the Company.

The Agreement, effective June 1, 2017, provides for an initial term expiring on December 31, 2018 with an automatic renewal for successive one-year periods unless terminated in accordance with its terms; base compensation in the amount of $150,000 per year; provisions for termination under various circumstances, including death, disability, and “cause,” as defined in the Agreement; and payment of severance in certain events. In addition, Mr. Maniscalco was awarded 50,000 shares of restricted stock under the Company’s Amended and Restated Equity Incentive Plan.

The foregoing description of the Agreement in this report is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits. The following exhibits are filed with this report:

10.1                        Executive Employment Agreement between the Company and Paul D. Maniscalco effective June 1, 2017.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: June 2, 2017	By:	/s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits filed herewith:

Exhibit
Number	Description of Exhibit

10.1	Executive Employment Agreement between the Company and Paul D. Maniscalco effective June 1, 2017